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                                                                  EXHIBIT 99.1

[ibis LOGO]

NEWS RELEASE

COMPANY CONTACT:                                        AGENCY CONTACT:

Debra L. Nelson                                         Bill Monigle
Chief Financial Officer                                 IR/PR Counsel
Ibis Technology Corporation                             For Ibis Technology
Phone: (978) 777-4247                                   Phone: (603) 424-1184

FOR RELEASE OCTOBER 24, 2001, 4:00 P.M. EDT

             IBIS TECHNOLOGY ANNOUNCES THIRD QUARTER FY 2001 RESULTS

DANVERS, Mass., Oct. 24, 2001--Ibis Technology Corporation (Nasdaq: IBIS), the leading provider of SIMOX-SOI implantation equipment and wafers to the worldwide semiconductor industry, today announced its financial results for the third quarter ended September 30, 2001.

Total revenues for the quarter were $1,444,000, up 15 percent compared to total revenues of $1,256,000 in the second quarter of 2001, and down 43 percent compared to $2,522,000 reported in the third quarter of 2000. Net loss for the third quarter of 2001 was $2,405,000, or $0.29 per share, including non-recurring other income of approximately $1,400,000. This compares to a net loss of $3,049,000, or $0.36 per share, in the preceding quarter, and a net loss of $798,000, or $0.10 per share, in the similar period a year ago.

For the first nine months of 2001, total revenues were $5,901,000 compared to $10,481,000 for the first nine months of last year. Net loss for the first nine months of 2001 was $6,239,000, or $0.75 per share, compared to a net loss of $1,193,000, or $0.14 per share, for the same period last year. The decrease in total revenues is primarily due to the fact that there have been no implanter equipment sales this year compared to equipment revenue of approximately $4,000,000 in 2000.

"We are pleased to report financial results for the quarter that are somewhat ahead of the revenue we projected at the beginning of the quarter," said Martin
J. Reid, president and chief executive officer of Ibis Technology Corporation. "Although the severe downturn in the global semiconductor industry has generally slowed chipmaker spending on equipment and materials, our customers continue to express their interest in our SIMOX-SOI technology with orders for our new Advantox(R) MLD wafers for sampling and R&D purposes. MLD customer qualification and sampling is progressing and is in line with our expectations. In addition, we are anticipating repeat orders for MLD wafers in increased volumes based on positive initial results." Reid added, "We also believe the demand for production SIMOX-SOI wafers for optical applications has hit bottom. Shipments of these products have increased over the previous quarter."


                                     -more-

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Ibis Technology Announces Third Quarter FY 2001 Results.............Page 2 of 3

Commenting on the recently announced sale of an Ibis oxygen implanter to the Shanghai Institute of Metallurgy (SIM) in Shanghai, China, Reid said, "The sale to SIM demonstrates growing acceptance of our technology, and we are delighted to participate in the rapidly growing Chinese semiconductor industry and demonstrate our commitment to ensuring wide-spread availability of SIMOX-SOI."

Development of the company's newest implanter, the Ibis 2000 200-300mm system, continues on track for initial wafer runs later this year. The company earlier announced that all other equipment is in place for the world's first complete 300mm SIMOX-SOI production line.

TELECONFERENCE AND SIMULTANEOUS WEBCAST
Ibis will host a teleconference to discuss its third quarter results on October 24, 2001 at 5:00 p.m. EDT. The dial in number to listen to the conference call is (913) 981-5510. A live webcast of the conference call will be available at the Ibis Technology website at www.ibis.com or at www.streetevents.com. A replay of the call will be available on these websites for approximately one week.

ABOUT IBIS TECHNOLOGY
Ibis Technology Corporation is the leading provider of SIMOX-SOI
(Separation-by-Implantation-of-Oxygen Silicon-On-Insulator) wafers and equipment for the worldwide semiconductor industry. The company is headquartered in Danvers, Massachusetts and maintains an office in Aptos, California. Ibis Technology is traded on the Nasdaq National Market under the symbol IBIS. Information about Ibis Technology Corporation and SIMOX-SOI is available on Ibis' World Wide Web site at www.ibis.com.

"SAFE HARBOR" STATEMENT
This release may contain forward-looking statements that are subject to certain risks and uncertainties including statements regarding the technology trends in the semiconductor industry, the impact of such trends on the Company's business, the benefits of SOI, the development and roll-out schedule for the Ibis 2000 and wafers produced using the Ibis 2000, the Company's long-term growth prospects, the semiconductor industry's adoption of SIMOX-SOI technology and the plans of major chip makers to sample Ibis' wafers. Such statements are based upon management's current expectations that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements, including, but not limited to, product demand and market acceptance risks, general economic conditions, the impact of competitive products, technologies and pricing, the impact of rapidly changing technology, equipment capacity and supply constraints or difficulties, limitations on the ability to protect the Company's patents and proprietary technology, the Company's limited history with regard to sales of implanters, the cyclical nature of the semiconductor industry, and other risks described in the Company's Securities and Exchange Commission filings. All information set forth in this press release is as of October 24, 2001, and Ibis undertakes no duty to update this information unless required by law.

                           - FINANCIAL TABLES FOLLOW -


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Ibis Technology Announces Third Quarter FY 2001 Results.............Page 3 of 3

                           Ibis Technology Corporation
                       Condensed Statements of Operations

                                         QUARTER ENDED SEPTEMBER 30,       9 MONTHS ENDED SEPTEMBER  30,
                                                 2001           2000              2001           2000
                                                 ----           ----              ----           ----
Product sales                             $     926,000     $ 2,067,000    $   4,161,000    $  5,152,000
Contract and other revenue                      132,000          48,000          478,000         382,000
Equipment revenue                               386,000         407,000        1,262,000       4,947,000
                                           ------------     -----------    -------------    ------------
  Total revenue                               1,444,000       2,522,000        5,901,000      10,481,000
                                           ------------     -----------    -------------     -----------
Cost of product sales                         2,225,000       1,605,000        5,875,000       3,689,000
Cost of contract and other revenue               90,000          58,000          352,000         278,000
Cost of equipment revenue                       892,000         169,000        1,306,000       3,050,000
                                           ------------     -----------    -------------    ------------
  Gross profit                               (1,763,000)        690,000       (1,632,000)      3,464,000
                                           ------------     -----------    -------------    ------------
General & administrative                        508,000         428,000        1,640,000       1,502,000
Marketing & sales                               380,000         400,000        1,401,000       1,256,000
Research & development                        1,311,000       1,129,000        3,716,000       3,352,000
                                           ------------     -----------    -------------    ------------
  Loss from operations                       (3,962,000)     (1,267,000)      (8,389,000)     (2,646,000)
Other income                                  1,557,000         469,000        2,150,000       1,453,000
                                           ------------     -----------    -------------    ------------
Net loss                                   $ (2,405,000)    $ (798,000)    $  (6,239,000)   $ (1,193,000)
                                           ------------     ----------     -------------    ------------
Net loss per share
  Basic                                    $      (0.29)    $    (0.10)    $       (0.75)   $     (0.14)
  Diluted                                  $      (0.29)    $    (0.10)    $       (0.75)   $     (0.14)
Weighted average number of shares
 used in per share calculation
  Basic                                       8,387,386       8,309,867        8,371,452       8,272,000
  Diluted                                     8,387,386       8,309,867        8,371,452       8,272,000

                            Condensed Balance Sheets

                                                         SEPTEMBER 30, 2001       DECEMBER 31, 2000
                                                         ------------------       -----------------
Assets
Current assets:
   Cash and cash equivalents                                  $  15,895,000         $  26,366,000
   Accounts receivable                                              805,000             1,210,000
   Unbilled revenue                                                 128,000               511,000
   Inventories                                                    1,578,000            10,933,000
   Other current assets                                             221,000               326,000
                                                              -------------         -------------
      Current assets                                             18,627,000            39,346,000
Property and equipment                                           30,975,000            14,542,000
Other assets                                                      2,206,000             2,411,000
                                                              -------------         -------------
      Total assets                                            $  51,808,000         $  56,299,000
                                                              =============         =============

Liabilities and Stockholders' Equity
Current liabilities:
   Capital lease obligation, current                          $     821,000         $      12,000
   Accounts payable and other current liabilities                 5,779,000             6,749,000
                                                              -------------         -------------
      Current liabilities                                         6,600,000             6,761,000
Capital lease obligation, long-term                               1,670,000                19,000
Other liabilities                                                        --                    --
Stockholders' equity                                             43,538,000            49,519,000
                                                              -------------         -------------
   Total liabilities and stockholders' equity                 $  51,808,000         $  56,299,000
                                                              =============         =============

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